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                                                                     EXHIBIT 4.5


                              BULL RUN CORPORATION
                             NON-EMPLOYEE DIRECTORS'
                             1994 STOCK OPTION PLAN


1.   PURPOSE

                  The purpose of the Bull Run Corporation 1994 Non-Employee Directors' Stock Option Plan (the "Plan") is to encourage and enable members of the Board of Directors (the "Board") of Bull Run Corporation (the "Company") who are not employees of the Company, or a subsidiary thereof ("Non-Employee Directors"), to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such persons with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

2.   ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by the Board. In administering the Plan, the Board may adopt and amend rules and regulations (not inconsistent with the terms of the Plan) for carrying out the Plan. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The interpretations and decisions made by the Board with regard to any question arising under the Plan shall be final and conclusive oh all persons participating or eligible to participate in the Plan.

                  It is the intent of the Company that this Plan and all options granted hereunder ("Options") satisfy, and be interpreted in a manner that will satisfy, the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that recipients of Options ("Optionees") will be entitled to the benefits of such Rule l6b-3, or other exemptive rules under such Section 16, and will not be subjected to liability thereunder. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intent expressed in this Section 2, that provision, to the extent possible, shall be interpreted and deemed amended or void so as to avoid such conflict.



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3.   SHARES OF STOCK SUBJECT TO THE PLAN

                  The aggregate number of shares that may be issued or transferred pursuant to the exercise of Options shall not exceed 350,000 shares of Common Stock, subject to adjustment as provided in Section 7. Such shares of Common Stock available under the Plan may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an Option which for any reason terminates, expires, or is forfeited without the delivery to the holder of the Option of shares of Common Stock or other consideration may again be subject to a new Option. If an Option is exercised for shares of Common Stock, the shares covered by such Option shall not thereafter be available for grant pursuant to the Plan. Any shares of Common Stock that are used by an Optionee as full or partial payment of the purchase price of shares of Common Stock acquired on the exercise of an Option shall be counted against the limit set forth in the first sentence of this Section 3 and shall not thereafter be available for Options.

4.   ELIGIBILITY

                  Each Non-Employee Director shall be eligible to receive non-qualified stock Options in accordance with the terms and provisions of the Plan.

5.   GRANT OF OPTIONS

                  Each Option shall be automatically granted in accordance with the following terms and conditions:

                  (a) upon the date of the approval of this Plan by the Board, each Non-Employee Director as of such date shall receive an Option to purchase 75,000 shares of Common Stock, subject to adjustment as provided in Section 7;

                  (b) each year upon the date of the annual meeting of shareholders of the Corporation or special meeting in lieu of annual meeting of shareholders (the "Annual Meeting") commencing with the first Annual Meeting occurring after January 1, 1995, each Non-Employee Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of such Annual Meeting shall receive an Option to purchase 5,000 shares of Common Stock, subject to adjustment as provided in Section 7; and

                  (c) upon the date of his initial election or appointment as a member of the Board other than at an Annual Meeting, each new Non-Employee Director who previously has


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not been granted Options under the Plan, shall receive an Option to purchase
5,000 shares of Common Stock, subject to adjustment as provided in Section 7.

6.   TERMS OF OPTIONS

                  Options shall be evidenced by stock option agreements in such form, not inconsistent with the Plan, as the Board shall approve from time to time and shall be subject to the following terms and conditions:

                           (a) Option Price. The exercise price of each Option
                  shall be the Fair Market Value {as defined below) of the Common Stock on the date of grant.

                           (b) Medium and Time of Payment. Shares of Common
                  Stock purchased pursuant to the exercise of an Option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and Common Stock to be valued at the Fair Market Value thereof on the date of such exercise. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "1933 Act"), the Company shall, without stock transfer tax to the Optionee or other person entitled to exercise the Option, deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an Option that the Optionee or other person entitled to exercise the Option pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any Federal, state, or local withholding taxes.

                           (c) Exercise Period. Each Option shall have a 10-year
                  term and, unless earlier exercised, shall terminate automatically on the tenth anniversary of the date of grant. No Option shall be exercisable until and unless the Plan is approved by the Company's shareholders, as provided in Section 8.


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                           If an Optionee shall cease to be a Non-Employee
                  Director for any reason while holding an Option that has not expired and has not been fully exercised, such Optionee, or in the case of his death or adjudication of incompetency, his executors, administrators, distributees, guardian, or legal representative, as the case may be, may, at any time until the termination of such Option, exercise the Option with respect to any shares of Common Stock as to which it was exercisable on the date the person ceased to be such a Non-Employee Director. No Option may be exercised after 10 years from the date it is granted.

                           (d) Fair Market Value. The "Fair Market Value" per
                  share of the Common Stock on any date shall be the "closing price" on the trading day immediately preceding the date in question, where the "closing price" on any day is (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading, (ii) if on such date the Common Stock is not listed or admitted for trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or (iii) if on such date the Common Stock is not listed or admitted for trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the Fair Market Value of a share of Common Stock on such date, as determined in good faith by the Board in a manner consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), whose determination shall be conclusive absent manifest error, shall be used.

7.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

                  (a) If dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate 5% of the shares of Common Stock issued and outstanding at the beginning of such fiscal year, or if there is during any fiscal year of the Company one or more splits, subdivisions,


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or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares of Common Stock outstanding at the beginning of the year, the number of shares of Common Stock available under the Plan shall be increased or decreased proportionately, as the case may be, and the exercise price and number of shares of Common Stock deliverable upon the exercise thereafter of any Options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate 5% of the shares of Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

                  (b) In the case of any change or reclassification of the Common Stock, including by reason of any merger, consolidation, or sale of all or substantially all of the assets of the Company, and including a change into a right to receive cash or other property, but excluding a change or reclassification provided for in Section 7(a), the holder of each Option shall thereafter be entitled, upon exercise of such Option in accordance with its terms, to receive the kind and amount of securities, property, or cash, or any combination thereof, receivable upon such change or reclassification by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such change or reclassification.

                  (c) If the Board shall determine that any event not specifically provided for in Sections 7(a) and (b) affects the shares of Common Stock such that an adjustment is determined by the Board to be appropriate to prevent dilution or enlargement of Optionees' rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued in connection with the exercise of Options and (ii) the exercise price of any Option.

8.   EFFECTIVENESS, TERMINATION, AND AMENDMENT OF THE PLAN

                  (a) The Plan shall become effective August 30, 1994, the date of its adoption by the favorable vote of a majority of the Board, subject, however, to approval by the shareholders of the Company within 12 months next following such adoption by the Board. If such approval is not obtained, the Plan and any and all Options granted during such interim period shall terminate and be of no


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further force or effect. The Plan shall, in all events, terminate on August 29,
2004, or on such earlier date as the Board may determine, except that the Plan will remain in effect with respect to Options outstanding as of such termination date. Any Option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

                  (b) The Board shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that (i) no such action shall affect or in any way impair the rights of an Optionee under any Option theretofore granted; (ii) Sections 4, 5, and 6 shall not be amended more than once every six months other than to comport with the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and
(iii) unless first duly approved by the shareholders of the Company entitled to vote thereon at a meeting duly called and held for such purpose, or by a consent of shareholders, no amendment or change shall be made in the Plan: (A) increasing the total number of shares of Common Stock which may be issued or transferred under the Plan; (B) extending the period during which Options may be granted or exercised; (C) changing the designation of persons eligible to receive Options; or (D) amending Section 5 or 6 hereof.

9.   MISCELLANEOUS PROVISIONS

                  (a) Rights as a Director. Nothing in the Plan, the grant or holding of an Option, or in any agreement entered into pursuant to the Plan shall confer on any Optionee any right to continue as a director of the Company or interfere in any way with the right of the Company to remove such Optionee from the Board any time.

                  (b) No Rights as a Shareholder. A holder of an Option shall have no rights as a shareholder with respect to any shares of Common Stock issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares, and, except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (c) Non-Assignability of Options. No Options shall be assignable or transferable by an Optionee, except (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act or the rules thereunder). During the lifetime


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of an Optionee (or transferee pursuant to Section 9(c) (ii)), Options shall be exercisable only by him or his personal representative or guardian. No Option or interest therein may be pledged, attached, or otherwise encumbered other than in favor of the Company.

                  (d) Other Restrictions. Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock issuable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the 1933 Act or any state securities law.



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